UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2020

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 609-495-2495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 per share	IPHS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On February 7, 2020 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger, dated as of October 20, 2020 (the “Merger Agreement”), by and among Innophos Holdings, Inc., a Delaware corporation (the “Company”), Iris Parent LLC, a Delaware limited liability company (“Parent”) and Iris Merger Sub 2019, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger became effective at the time (the “Effective Time”) of the filing of the certificate of merger with the Secretary of State of the State of Delaware on the Closing Date.

Item 1.02.	Termination of Material Definitive Agreement.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, the Company and certain of its subsidiaries (the “Borrowers”) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under that certain Credit Agreement, dated as of December 22, 2016 (as amended, supplemented or otherwise modified from time to time), by and among the Company, certain subsidiaries of the Company, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., and SunTrust bank, as co-syndication agents, providing for a $450 million senior secured revolving credit facility (the “Existing Credit Agreement”), and terminated all commitments thereunder effective as of the Closing Date. All guarantees provided under the Existing Credit Agreement and all security interests and liens granted in favor of the lenders under the Existing Credit Agreement were terminated, released and discharged as of the Closing Date.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each share of Company common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (including shares of Common Stock that were issued as restricted Common Stock that vested on or prior to the date of the consummation of the Merger, but excluding shares held by the Company as treasury stock), was cancelled and extinguished and automatically converted into the right to receive $32.00 in cash (the “Merger Consideration”), payable to the holder thereof, without interest and less any applicable withholding taxes or other amounts required to be withheld therefrom under applicable law.

Immediately prior to the Effective Time, each option to purchase shares of Common Stock that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, vested in full and was automatically converted into the right to receive (without interest) a cash payment equal to the product of (i) the excess, if any, of $32.00 over the per share exercise price of such stock option, multiplied by (ii) the number of shares of the Common Stock covered by such stock option, less applicable tax withholdings or other amounts required by applicable law to be withheld. Options with a per share exercise price equal to or exceeding the Merger Consideration were cancelled without payment.

Immediately prior to the Effective Time, the restrictions on each share of Company restricted stock automatically lapsed and each such share of Company restricted stock vested in full and was converted automatically into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (and subject to applicable tax withholding or other amounts required by applicable law to be withheld).

Immediately prior to the Effective Time, each Company restricted stock unit (“Company RSU”) that was outstanding and unvested immediately prior to the Effective Time was cancelled and converted into the right to receive a cash payment equal to the Merger Consideration (and subject to applicable tax withholding or other amounts required by applicable law to be withheld).

Immediately prior to the Effective Time, each Company performance share (“Company Performance Share”) that was outstanding and unvested immediately prior to the Effective Time was cancelled and converted into the right to receive (without interest) a cash payment in an amount equal to the Merger Consideration, with the number of shares covered by an award of Company Performance Shares to be equal to the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the Effective Time and (ii) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company Performance Share, subject to applicable tax withholding or other amounts required by applicable law to be withheld.

The definitive proxy statement of the Company, filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2019, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified The NASDAQ Global Select Market ( “NASDAQ”) on the Closing Date that a certificate of merger was filed with the Secretary of State of the State of Delaware. The Company requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Common Stock from NASDAQ and the deregistration of the Common Stock under Section 12(b). As a result, trading of the Common Stock, which traded under the ticker symbol “IPHS” on NASDAQ, was suspended prior to the opening of trading on NASDAQ on February 7, 2020.

The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in the Explanatory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such shares) and accordingly, no longer has any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The aggregate cash consideration used by Parent to fund the Merger and related transactions (including the repayment of debt and the payment of transaction-related expenses) was approximately $1.03 billion. As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. Parent funded the acquisition through the proceeds of a combination of debt and equity financing and available cash of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors

Immediately prior to the Effective Time, in connection with the consummation of the Merger and in accordance with the Merger Agreement, each member of the Company’s board of directors resigned from and ceased serving on the Company’s board of directors and any and all committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The members of the Company’s board of directors immediately prior to the Effective Time were Gary Cappeline, Jane Hilk, Kim Ann Mink, Linda Myrick, Karen Osar, John M. Steitz, Peter T. Thomas and Robert J. Zatta.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, Tony W. Lee and R. Scott Spielvogel, became the directors of the Company, effective as of the Effective Time.

Employee Stock Purchase Plans; Equity Incentive Plans

In accordance with the terms of the Merger Agreement, prior to the Effective Time, each of the Company’s 2009 Long-Term Incentive Plan and 2018 Long-Term Incentive Plan was terminated.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, (i) the certificate of incorporation of the Company as the surviving corporation was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation, the date of incorporation, the registered office and registered agent, respectively, was changed to that of the Company’s certificate of incorporation immediately prior to the Effective Time, and (ii) the bylaws of the Company as the surviving corporation were amended and restated in their entirety to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein was changed to the name of the Company.

The Third Amended and Restated Certificate of Incorporation of Innophos Holdings, Inc. is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Amended and Restated By-laws of Innophos Holdings, Inc. are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure

On February 7, 2020, the Company issued a press release announcing consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such Section, nor shall it be deemed incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of October 20, 2019, by and among Iris Parent LLC, Iris Merger Sub 2019, Inc. and Innophos Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 6, 2019 (File No. 001-33124)

3.1	Third Amended and Restated Certificate of Incorporation of Innophos Holdings, Inc.

3.2	Amended and Restated By-laws of Innophos Holdings, Inc.

99.1*	Innophos Holdings, Inc. Press Release, dated February 7, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2020	INNOPHOS HOLDINGS, INC.

	By:	/s/ Joshua Horenstein
	Name:	Joshua Horenstein
	Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary